UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2023

PSQ Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Lakeview Avenue, Suite 800

West Palm Beach, Florida 33401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Business Combination

As previously announced, on February 27, 2023, Colombier Acquisition Corp., a Delaware corporation (“Colombier”), PSQ Holdings, Inc., a Delaware corporation (“PSQ”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Sponsor”), a Delaware limited liability company, in its capacity as Purchaser Representative (the “Purchaser Representative”), for the purposes set forth in the Merger Agreement (as defined below), entered into an Agreement and Plan of Merger (the “Merger Agreement”), included as an exhibit to this Current Report on Form 8-K as Exhibit 2.1.

As previously reported on the Current Report on Form 8-K filed by Colombier with the Securities and Exchange Commission (“SEC”) on July 19, 2023 (the “Closing Date”), Colombier held a special meeting of its stockholders (the “Special Meeting”), at which holders of 16,129,616 shares of Colombier’s Class A Common Stock and Class B Common Stock (together, the “Colombier Common Stock”) were present in person or by proxy, constituting a quorum for the transaction of business. Only stockholders of record as of the close of business on June 12, 2023, the record date (the “Record Date”) for the Special Meeting, were entitled to vote at the Special Meeting. As of the Record Date, 21,562,500 shares of Colombier Common Stock were outstanding and entitled to vote at the Special Meeting.

At the Special Meeting, Colombier’s stockholders voted to approve the proposals outlined in the final prospectus and definitive proxy statement filed by Colombier with the SEC on June 30, 2023 (the “Proxy Statement/Prospectus”), including, among other things, the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into PSQ, with PSQ continuing as the surviving corporation and as a wholly-owned subsidiary of Colombier, and the issuance of Colombier securities as consideration thereunder, as described in the section titled “The Business Combination Proposal (Proposal 2)” beginning on page 144 of the Proxy Statement/Prospectus (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Also on the Closing Date, following the conclusion of the Special Meeting, the Business Combination, including the Merger, was completed (the “Closing”).

In connection with the Closing, the registrant changed its name from Colombier Acquisition Corp. to PSQ Holdings, Inc. (the “Company”). References herein to “Colombier” are to Colombier Acquisition Corp. prior to consummation of the Business Combination and references to the “Company” are to PSQ Holdings, Inc. (f/k/a Colombier Acquisition Corp.) and, unless otherwise stated or the context otherwise requires, its wholly-owned subsidiary, EveryLife Inc., following the consummation of the Business Combination. Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same respective meanings as set forth in the Proxy Statement/Prospectus filed with the SEC on June 30, 2023 by Colombier.

The Merger Consideration

At Closing, pursuant to the terms of the Merger Agreement and after giving effect to the redemptions of Colombier Class A Common Stock (as defined below) by public stockholders of Colombier:

●	all options, convertible notes, warrants and other rights to subscribe for or purchase any capital stock of PSQ or securities convertible into or exchangeable for, or that otherwise conferred on the holder any right to acquire, any capital stock of PSQ which remained outstanding and had not been exercised or did not convert automatically into shares of PSQ Common Stock (as defined below) prior to the effective time of the Merger (the “Effective Time”) were cancelled without consideration;

●	each share of PSQ common stock, par value $0.001 per share (“PSQ Common Stock”), including shares of PSQ Common Stock issued upon conversion of outstanding convertible notes of PSQ that automatically converted into shares of PSQ Common Stock immediately prior to the completion of the Merger, in each case other than shares of PSQ Common Stock held by Michael Seifert, was automatically converted into the right to receive 19.476836 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”); and

●	each share of PSQ Common Stock held by Mr. Seifert was automatically converted into the right to receive 19.476836 shares of Class C Common Stock, par value $0.0001 per share, of the Company (“Class C Common Stock” and, together with Class A Common Stock, “Company Common Stock”).

In addition to the right of holders’ of PSQ Common Stock immediately prior to the Effective Time (the “PSQ Stockholders”) to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, PSQ Stockholders and certain executive officers, employees and service providers of PSQ (the “Deemed Equity Holders” and, together with the PSQ Stockholders, the “Participating Equityholders”) will be entitled to receive up to 3,000,000 shares of Class A Common Stock (the “Earnout Shares”) in the event certain trading price-based metrics are satisfied during the five (5)-year period commencing on the date of the Closing and ending on the fifth anniversary thereof (the “Earnout Period”), or, if earlier, upon the occurrence of a change of control transaction (as defined in the Merger Agreement) during the Earnout Period with an implied per share price that exceeds the relevant trading price-based metrics. Specifically, Earnout Shares will be earned if one or more of the three (3) triggering events described below occurs:

●	in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of Class A Common Stock quoted on the New York Stock Exchange (“NYSE”) (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty (20) trading days within any thirty (30) consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares;

●	in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $15.00, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares; and

●	in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $17.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares.

Each share of the Company’s Class C Common Stock entitles its holder, initially Michael Seifert, to a number of votes per share (rounded up to the nearest whole number) equal to (a) the aggregate number of outstanding shares of Class A Common Stock entitled to vote on the applicable matter as of the applicable record date plus 100, divided by (b) the aggregate number of outstanding shares of Class C Common Stock (the “Per Share Class C Voting Power”). As of the Closing Date, as a result of his ownership of 100% of the outstanding Class C Common Stock, Mr. Seifert has approximately 52.62% of the voting power of the Company, and the result of most matters to be voted upon by the Company’s stockholders will be controlled by Mr. Seifert, who can base his vote upon his best judgment and his fiduciary duties to PSQ stockholders. Each share of Class C Common Stock held by Mr. Seifert may be converted by Mr. Seifert at any time into one (1) share of Class A Common Stock.

In the event that, after the Closing, Mr. Seifert transfers shares of Class C Common Stock to any person other than certain permitted transferees (as set forth in the New Charter (as defined below)) such transferred shares will convert automatically into shares of Class A Common Stock having only one vote per share. All outstanding shares of Class C Common Stock will convert into Class A Common Stock (i) in the event Mr. Seifert is no longer at least one of an officer or director of the Company, or dies or becomes incapacitated, or (ii) at such time as the total number of outstanding shares of Class C Common Stock falls below 50% of the total number of outstanding shares of Class C Common Stock as of immediately after Closing.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On July 19, 2023, in connection with the Closing, the Company, the Sponsor and certain PSQ stockholders (the “New Investors” and together with the Sponsor, the “Investors”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of Class A Common Stock held by the Investors after the Closing, including Class A Common Stock that was issued upon conversion of Class B Common Stock, par value $0.0001 per share of the Company (“Class B Common Stock”), or issuable upon conversion of Class C Common Stock, and Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). The Registration Rights Agreement also provides such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Company agreed to indemnify the Investors and certain persons or entities related to such Investors such as their officers, directors, employees and agents and each person who controls such Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreements and Restrictive Covenant Agreements

On July 19, 2023, each of Michael Seifert, Sebastian Harris, Bradley Searle, Stephen Moran, Andrew Weisbecker, Brian Elkins and Michael Hebert, in his capacity as an executive officer of the Company, executed an employment agreement. Each of the aforementioned executive officers of the Company has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants. The employment agreements and restrictive covenant agreements are described in the Proxy Statement/Prospectus in the section titled “Executive Compensation of PSQ” beginning on page 279 of the Proxy Statement/Prospectus and that information is incorporated herein by reference. Copies of Mr. Seifert’s employment agreement and restrictive covenant agreement are attached as Exhibit 10.7 and Exhibit 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Copies of Mr. Harris’ employment agreement and restrictive covenant agreement are attached as Exhibit 10.8 and Exhibit 10.11, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Copies of Mr. Searle’s employment agreement and restrictive covenant agreement are attached as Exhibit 10.9 and Exhibit 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference

Indemnification of Directors and Officers

Concurrently with the Closing, the Company entered into indemnification agreements with its directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the applicable indemnified person to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer, as applicable.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On July 19, 2023, 18,309,147 shares of Class A Common Stock and 3,213,678 shares of Class C Common Stock were issued to PSQ Stockholders. After giving effect to the issuances in connection with the Closing, 26,044,298 shares of Class A Common Stock and 3,213,678 shares of Class C Common Stock were outstanding. Stockholders holding 13,827,349 of the Colombier’s public shares exercised their right to redeem such shares,after giving effect to certain redemption elections that were reversed prior to Closing, for a pro rata portion of the funds in Colombier’s trust account (the “Trust Account”). As a result, $141,151,432 (approximately $10.21 per share) will be removed from the Trust Account to pay such holders.

On July 20, 2023, the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on the NYSE under the symbols “PSQH” and “PSQH WS”, respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Colombier was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Colombier, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for purposes of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the Company. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, forward-looking statements may be identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

The Company cautions readers of this Current Report on Form 8-K that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, which could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to its customers of products and services sold through the Company’s platform, the potential success of the Company’s marketing and expansion strategies and potential benefits of the Business Combination (including with respect to stockholder value). These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. The risk factors and cautionary language contained in this Current Report on Form 8-K, and incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

●	changes in the competitive industries and markets in which the Company operates or plans to operate;

●	changes in applicable laws or regulations affecting the Company’s business;

●	the Company’s ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	risks related to the Company’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones;

●	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

●	the Company’s ability to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by the Company of the intellectual property rights of others;

●	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

●	the Company’s ability to retain existing advertisers and consumer and business members and attract new advertisers and consumer and business members;

●	the risk of loss of key influencers, media outlets and promoters of the Company’s business or a loss of the Company’s reputation or reduced interest in the Company’s mission and values and the segment of the consumer marketplace it intends to serve;

●	the Company’s potential inability to manage growth effectively;

●	the Company’s ability to recruit, train and retain qualified personnel;

●	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

●	costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination;

●	risks related to future market adoption of the Company’s offerings;

●	risks related to the Company’s marketing and growth strategies;

●	the effects of competition on the Company’s business;

●	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations;

●	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

●	the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations;

●	the Company’s ability to execute its anticipated business plans and strategy; and

●	other risks and uncertainties indicated in this Current Report on Form 8-K, including those under “Risk Factors” in the Proxy Statement/Prospectus and other filings that have been made or will be made with the SEC by the Company.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About PSQ” and that information is incorporated herein by reference.

On July 13, 2023, the Company announced the commercial launch of direct-to-consumer product offerings through its wholly-owned subsidiary EveryLife, Inc.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors – Risks Related to PSQ,” beginning on page 82 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

The selected statement of operations data and cash flows data of PSQ for the three (3)-months ended March 31, 2023 and March 31, 2022, and fiscal years ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, and the selected balance sheets data of PSQ as of March 31, 2023, December 31, 2022 and December 31, 2021, are described in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information of PSQ” and that information is incorporated herein by reference.

Information responsive to Item 2 of Form 10 is set forth in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ” and that information is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The description of the Company’s quantitative and qualitative disclosures about market risk is contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ - Quantitative and qualitative Disclosures about Market Risk,” beginning on page 245 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Facilities

The description of the Company’s facilities is contained in the Proxy Statement/Prospectus in the section titled “Information about PSQ - Facilities,” on page 232 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our different classes of voting securities (i.e., Class A Common Stock and Class C Common Stock), as of July 19, 2023, following the consummation of the Business Combination, by:

●	each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities on July 19, 2023;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of Company Common Stock immediately following completion of the Business Combination is based on the following: (i) an aggregate of 18,309,147 shares of Class A Common Stock issued and outstanding immediately following the completion of the Business Combination, (ii) an aggregate of 3,213,678 shares of Class C Common Stock issued and outstanding immediately following the completion of the Business Combination and (iii) 11,450,000 outstanding warrants of the Company, each whole warrant to become exercisable for one share of Class A Common Stock; provided, that, the information below excludes the shares of Class A Common Stock reserved for future awards under the Incentive Plan and the ESPP (each, as defined below) (including approximately 2,775,625 RSUs which are expected to be approved for grant by the Company’s board of directors (or an applicable committee thereof) shortly after the Closing to certain PSQ executive officers, employees and service providers designated by PSQ and an additional number of RSUs which are expected to be granted by the Combined Company to its non-employee directors in accordance with the Combined Company’s non-employee director compensation policy adopted as of the Closing) from this reserve).

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(7)(8)		% of Common Stock	Voting Percentage
Directors and Executive Officers(1)
Michael Seifert	3,213,678	(9)	10.98%	52.62%
Omeed Malik(2)(3)	2,470,111	(10)	8.10%	4.40%
Davis Pilot III(4)	2,181,312		7.46%	3.97%
Sebastian Harris	2,142,452		7.32%	3.90%
Nick Ayers(5)	1,215,999	(11)	4.16%	2.21%
Bradley Searle	194,769		*	*
Blake Masters	31,086		*	*
Caroline Carralero	—		—	—
Brian Elkins	—		—	—
Mike Hebert	—		—	—
Stephen Moran	—		—	—
James Rinn	—		—	—
Andrew Weisbecker	—		—	—
All executive officers and directors as a group (13 individuals)	11,449,407		37.59%	66.16%

5% or More Stockholders:
SuRo Capital Corp.(6)	4,676,032	(12)	14.63%	8.10%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is: 222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401.

(2)	The business address for each of Mr. Malik, Malik Advisors LLC and Knights Court LLC is: 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL.

(3)	Mr. Malik exercises voting and investment control over the Company shares that are held by Malik Advisors LLC and Knights Court LLC.

(4)	Fountain Ripple LLC, Fountain Ripple II, LLC and Fountain Ripple III, LLC are the record holders of the shares set forth next to Davis Pilot III. Fountain Ripple LLC, Fountain Ripple II, LLC and Fountain Ripple III, LLC are beneficially owned by Mr. Pilot and Mr. Pilot has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of each of Fountain Ripple LLC, Fountain Ripple II, LLC and Fountain Ripple III, LLC is 1055 Hillcrest Road, Mobile, AL 36695.

(5)	The business address for Mr. Ayers is: 3290 Northside Parkway, Suite 675, Atlanta, GA 30327.

(6)	The business address for SuRo Capital Corp. is: One Sansome Street, Suite 730, San Francisco, CA 94104.

(7)	Upon the Closing, the Company has two classes of equity securities outstanding, Class A Common Stock and Class C Common Stock. Unless otherwise indicated, all numbers of shares beneficially owned above refer to Class A Common Stock.

(8)	The table does not reflect Earnout Equity Awards and/or restricted stock units (the “RSUs”) that may be granted to each of PSQ’s executive officers and directors following the Business Combination and Earnout Equity Awards that holders of PSQ Common Stock immediately prior to the Effective Time are eligible to receive following the Business Combination. Michael Seifert is eligible to receive one or more Earnout Equity Awards of up to approximately 437,196 shares of Class A Common Stock in the aggregate and 12,500 RSUs, Sebastian Harris is eligible to receive one or more Earnout Equity Awards of up to approximately 357,465 shares of Class A Common Stock in the aggregate and 100,000 RSUs, Bradley Searle is eligible to receive one or more Earnout Equity Awards of up to approximately 330,315 shares of Class A Common Stock in the aggregate and 800,000 RSUs. Steve Moran, is eligible to receive one or more Earnout Equity Awards of up to approximately 275,400 shares of Class A Common Stock in the aggregate and 50,000 RSUs, Michael Herbert is eligible to receive one or more Earnout Equity Awards of up to approximately 54,000 shares of Class A Common Stock in the aggregate and 12,500 RSUs, Brian Elkins, is eligible to receive one or more Earnout Equity Awards of up to approximately 162,000 shares of Class A Common Stock in the aggregate and 75,000 RSUs, Andrew Weisbecker, is eligible to receive one or more Earnout Equity Awards of up to approximately 275,400 shares of Class A Common Stock in the aggregate and 75,000 RSUs, Nick Ayers, is eligible to receive one or more Earnout Equity Awards of up to approximately 162,000 shares of Class A Common Stock in the aggregate. The actual amount, timing and form of the Earnout Equity Awards are not determinable at this time. The RSUs are expected to be approved by the Company Board (or applicable committee thereof) shortly after the Closing.

(9)	Represents 3,213,678 shares of Class C Common Stock, all of the Company's outstanding Class C Common Stock, which are convertible into an equal number of shares of Class A Common Stock.

(10)	Represents 1,270,111 shares of Class A Common Stock and 1,200,000 warrants of the Company, each whole warrant to become exercisable for one share of Class A Common Stock.

(11)	Represents 214,245 shares of Class A Common Stock held by Mr. Ayers, 651,423 shares of Class A Common Stock held by Mrs. Jamie Ayers and 350,330 shares of Class A Common Stock held by the J. Nicholas Ayers Irrevocable Trust dated October 2021. Mr. Ayers disclaims beneficial ownership of the shares of Class A Common Stock held by Mrs. Jamie Ayers and the J. Nicholas Ayers Irrevocable Trust dated October 2021.

(12)	Represents 1,976,032 shares of Class A Common Stock and 2,700,000 warrants of the Company, each whole warrant to become exercisable for one share of Class A Common Stock.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Combined Entity Following the Business Combination,” which is incorporated herein by reference.

Director and Executive Compensation

Information regarding the compensation of the named executive officers of PSQ before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of PSQ,” beginning on page 279 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Information regarding the compensation of the Company’s Board of Directors of PSQ (the “Company Board”) is set forth in the Proxy Statement/Prospectus in the section titled “Director Compensation,” beginning on page 283 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

At the Special Meeting held on July 19, 2023, Colombier’s stockholders approved the 2023 Stock Incentive Plan (the “Incentive Plan”). A description of the material terms of the Incentive Plan is set forth in the section of the Proxy Statement/Prospectus titled “Incentive Plan Proposal (Proposal 8)” beginning on page 183 of the Proxy Statement/Prospectus, which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions of Colombier and PSQ are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 284 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management After the Business Combination-Director Independence,” beginning on page 271 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement-Amended and Restated Registration Rights Agreement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers-Stock Incentive Plan” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Company adopted a formal written policy effective upon the Business Combination providing that the Company’s executive officers, directors, director nominees, beneficial owners of more than 5% of any class of the Company’s voting securities and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without reporting the transaction to the General Counsel and the approval of the Company’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate in any fiscal year, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation provided to the Company as an employee or director and certain other transactions were reviewed and approved by the compensation committee of the Company Board.

Under the policy, the audit committee of the Company Board will review all of the relevant material facts and circumstances of the proposed related party transaction, satisfy itself that it has been fully informed as to the material facts of the applicable related party’s relationship and interest, will determine if the proposed related party transaction is in the best interests of the Company and its shareholders, and will either approve or disapprove of the entry into the proposed related party transaction. In addition, under the Company’s Code of Business Conduct and Ethics, directors and executive officers have an affirmative responsibility to seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Company Board.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About Colombier-Legal Proceedings” and “Information About PSQ-Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing of the Business Combination, the Class A Common Stock began trading on the NYSE under the symbol “PSQH” and the Company’s warrants to purchase Class A Common Stock began trading on the NYSE under the symbol “PSQH WS” on July 20, 2023. The Company has not paid any cash dividends on its common stock to date.

The Company Board, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends on the Class A Common Stock. It is not contemplated that the Company will pay cash dividends for the foreseeable future.

Recent Sales of Unregistered Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ – Recent Developments – Convertible Promissory Notes,” beginning on page 235 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities of the Combined Company,” beginning on page 250 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements and supplementary information.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 3.03. Material Modification to Rights of Security Holders.

At the Special Meeting, the Colombier stockholders approved an amendment (the “NTA Amendment”) to Colombier’s Amended and Restated Certificate of Incorporation (the “Charter”). The NTA Amendment removes from the Charter requirements limiting Colombier’s ability to redeem shares of Colombier Class A common stock and consummate an initial business combination if the amount of such redemptions would cause Colombier to have less than $5,000,001 in net tangible assets. The terms of the NTA Amendment are described in greater detail in the Proxy Statement/Prospectus beginning on page 142 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Colombier’s stockholders also approved a new restated certificate of incorporation (“New Charter”) to replace the Charter (as amended following the approval of the NTA Amendment) following the consummation of the Business Combination. The terms of the New Charter are described in greater detail in the Proxy Statement/Prospectus beginning on page 176 of the Proxy Statement/Prospectus and is incorporated herein by reference. The New Charter, which became effective upon filing with the Secretary of State of the State of Delaware on the Closing Date, includes the amendments proposed by the Charter Proposal.

On the Closing Date, the Company Board approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), effective as of the Effective Time.

Copies of the New Charter and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the New Charter and the general effect of the New Charter and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of Securities of the Combined Company” beginning on page 250 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

On July 19, 2023, the Audit Committee of the Company Board approved the appointment of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. UHY served as the independent registered public accounting firm of PSQ prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the independent registered public accounting firm of Colombier, the name of the Company prior to the Business Combination, was informed on July 19, 2023 that it would be replaced by UHY as the Company’s independent registered public accounting firm following the closing of the Business Combination and the filing of the Company’s Quarterly Report on Form 10-Q for the three (3) and six (6) months ended June 30, 2023.

The reports of Marcum on Colombier’s balance sheets as of December 31, 2022 and December 31, 2021 and the statements of income, changes in stockholders’ deficit and cash flows for the fiscal year ended December 31, 2022 and the period from February 12, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Marcum expressed substantial doubt as to Colombier’s ability to continue as a going concern if it did not complete a business combination by September 11, 2023.

During the period from February 12, 2021 (inception) through December 31, 2022 and the subsequent period through July 19, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between Colombier and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Colombier’s financial statements for such periods.

During the period from February 12, 2021 (inception) through December 31, 2022 and the subsequent period through July 19, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from February 12, 2021 (inception) through December 31, 2022 and the subsequent period through July 19, 2023, Colombier and the Company did not consult with UHY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Colombier, and no written report or oral advice was provided that UHY concluded was an important factor considered by Colombier in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated July 25, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal (Proposal 2),” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors and Executive Officers

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Person Transactions, and Director Independence” and “Indemnification of Directors and Officers” is incorporated herein by reference.

Further, in connection with the Business Combination, effective as of the Closing, each executive officer of Colombier resigned from his position, and each of Joe Voboril, Ryan Kavanaugh, Eddie Kim, Jonathan Keidan, Keri Findley and Claire Councill resigned from their positions as directors of Colombier. Omeed Malik resigned from his position as Chairman of the Colombier board of directors, but will remain a director of the Company Board.

PSQ Holdings, Inc. 2023 Incentive Plan

At the Special Meeting on July 19, 2023, Colombier’s stockholders approved the Incentive Plan (as defined above). The Incentive Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the Incentive Plan is forth in the section entitled “Incentive Plan Proposal (Proposal 8)” beginning on page 183 of the Proxy Statement/Prospectus, which is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the Incentive Plan, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan

At the Special Meeting on July 19, 2023, Colombier’s stockholders approved the PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”). The ESPP initially provides participating employees with the opportunity to purchase up to 600,000 shares of Class A Common Stock. However, the number of shares of Class A Common Stock reserved for issuance under the ESPP will automatically increase on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, in an amount equal to the lowest of (1) 425,000 shares of Class A Common Stock, (2) 1% of the number of shares of the Company’s Common Stock outstanding on such date, and (3) an amount determined by the Company Board. The ESPP became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the ESPP is forth in the section entitled “The ESPP Proposal (Proposal 9)” beginning on page 193 of the Proxy Statement/Prospectus, which is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the ESPP, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on July 19, 2023 and effective as of such date, the Company Board adopted a new code of business conduct and ethics (the “Code”) applicable to the Company’s employees, officers, and directors. We intend to post any amendments to or any waivers from a provision of the Code on our website. A copy of the Code can be found on the Company’s Investor Relations website at www.investors.publicsq.com.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, Colombier ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal (Proposal 2),” beginning on page 144 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Special Meeting, the proposals listed below were presented, which are described in more detail in the Proxy Statement/Prospectus. A summary of the final voting results at the Special Meeting is set forth below:

Proposal 1 – The NTA Proposal

Colombier’s stockholders approved Proposal 1. The votes cast were as follows:

For	Against	Abstain
15,536,757	589,125	3,734

Proposal 2 – The Business Combination Proposal

Colombier’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
15,320,245	807,710	1,661

Proposal 3 – The Charter Proposal

Colombier’s stockholders approved Proposal 3. The votes cast were as follows:

Class of Common Stock	For	Against	Abstain
Class A Common Stock	9,347,523	2,466,770	2,823
Class B Common Stock	4,312,500	0	0
Common Stock, voting as a single class	13,660,023	2,466,770	2,823

Proposals 4-7 – The Advisory Charter Proposals

Colombier’s stockholders approved Proposals 4 - 7. The votes cast were as follows:

Proposal 4:

For	Against	Abstain
15,320,119	807,822	1,675

Proposal 5:

For	Against	Abstain
15,228,488	898,875	2,253

Proposal 6:

For	Against	Abstain
15,319,040	808,733	1,843

Proposal 7:

For	Against	Abstain
15,226,792	899,499	3,325

Proposal 8 – The Incentive Plan Proposal

Colombier’s stockholders approved Proposal 8. The votes cast were as follows:

For	Against	Abstain
13,656,966	2,469,779	2,871

Proposal 9 – The ESPP Proposal

Colombier’s stockholders approved Proposal 9. The votes cast were as follows:

For	Against	Abstain
15,317,211	810,335	2,070

Proposal 10 – The NYSE Proposal

Colombier’s stockholders approved Proposal 10. The votes cast were as follows:

For	Against	Abstain
15,318,815	808,779	2,022

The approval of the NTA Proposal required the affirmative vote of holders of sixty-five percent (65%) of the issued and outstanding shares of Common Stock as of the Record Date, voting as a single class. The approval of the Business Combination Proposal required the affirmative vote of holders of a majority of the shares of the Colombier Common Stock voted at the Special Meeting, voting together as a single class. The approval of the Charter Proposal required the affirmative vote of holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class. With a quorum present, approval of the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Adjournment Proposal each required a majority of the votes cast thereon by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.

As there were sufficient votes at the time of the Special Meeting to approve each of the above proposals, the “Adjournment Proposal” described in the Proxy Statement/Prospectus was not presented to stockholders.

Item 8.01. Other Events.

On July 19, 2023, the Company issued a press release announcing the completion of the Business Combination, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-49 through F-65, which are incorporated herein by reference.

(b) Pro Forma Financial Information

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”, which is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1†	Agreement and Plan of Merger, dated as of February 27, 2023, by and among Colombier Acquisition Corp., PSQ Holdings, Inc., Colombier-Liberty Acquisition, Inc., and Colombier Sponsor LLC in its capacity as Purchaser Representative thereunder (incorporated herein by reference to Annex A to the Proxy Statement/Prospectus filed on June 30, 2023).
3.1*	Restated Certificate of Incorporation of PSQ Holdings, Inc.
3.2*	Amended and Restated Bylaws of PSQ Holdings, Inc.
4.1	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.1 to Colombier’s Current Report on Form 8-K filed on June 11, 2021).
4.2	Warrant Agreement, dated June 8, 2021, between Colombier and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to Colombier’s Current Report on Form 8-K filed on June 11, 2021).
10.1*	Amended and Restated Registration Rights Agreement, by and among PSQ Holdings, Colombier Sponsor LLC and certain security holders.
10.2*	Form of Indemnification Agreement.
10.3*+	PSQ Holdings, Inc. 2023 Stock Incentive Plan.
10.4*+	PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan.
10.5	Form of Company Stockholder Support Agreement, dated as of February 27, 2023, by and among Colombier, the Sponsor and the stockholders of PSQ party thereto (incorporated herein by reference to Exhibit 10.8 to Colombier’s Amendment No. 3 to Registration Statement S-4 filed on June 26, 2023).
10.6	Form of Sponsor Support Agreement, dated as of February 27, 2023, by and among Colombier, PSQ, and the Sponsor (incorporated herein by reference to Exhibit 10.9 to Colombier’s Amendment No. 3 to Registration Statement S-4 filed on June 26, 2023).
10.7*+	Employment Agreement, between PSQ Holdings, Inc. and Michael Seifert, effective as of July 19, 2023.

Exhibit Number	Description of Exhibit
10.8*+	Employment Agreement, between PSQ Holdings, Inc. and Sebastian Harris, effective as of July 19, 2023.
10.9*+	Employment Agreement, between PSQ Holdings, Inc. and Bradley Searle, effective as of July 19, 2023.
10.10*+	Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and Michael Seifert, effective as of July 19, 2023.
10.11*+	Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and Sebastian Harris, effective as of July 19, 2023.
10.12*+	Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and Bradley Searle, effective as of July 19, 2023.
10.13+	Consulting Agreement, dated June 14, 2023, between EveryLife Inc. and C6 Creative Consulting, Inc (incorporated herein by reference to Exhibit 10.18 to Colombier’s Amendment No. 3 to Registration Statement S-4 filed on June 26, 2023).
14.1*	PSQ Holdings, Inc. Code of Business Conduct and Ethics.
16.1*	Letter dated July 25, 2023 from Marcum LLP.
21.1*	List of Subsidiaries.
99.1	Press Release, dated July 19, 2023 (incorporated by reference to Exhibit 99.2 to Colombier’s Current Report on Form 8-K filed on July 19, 2023).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith

+	Indicates a management or compensatory plan.

†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: July 25, 2023	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	President and Chief Executive Officer